Exhibit 99.1


FROM:     BKF CAPITAL GROUP, INC.
          One Rockefeller Plaza
          19th Floor
          New York, NY  10020

          Rubenstein Associates, Inc.
          Public Relations - Tel.:  212-843-8054
          Contact:  John Henderson


                    BKF CAPITAL GROUP, INC. DECLARES DIVIDEND
                  DISTRIBUTION OF COMMON SHARE PURCHASE RIGHTS



NEW YORK, May 29, 2001 -- The Board of Directors of BKF Capital Group, Inc. (NYSE: BKF) today declared a dividend distribution of one Common Share Purchase Right on each outstanding share of BKF common stock.

            John A. Levin, Chairman, Chief Executive Officer and President of BKF Capital Group, Inc., stated: "Despite no current knowledge of a takeover attempt of the company, now that our company is in a public operating structure, the board needs the tools to assure that all of BKF's stockholders receive fair and equal treatment in the event of any proposed takeover."

            The Rights are intended to enable all BKF stockholders to realize the long-term value of their investment in the Company. The Rights will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover.

            The Rights will be exercisable only if a person or group acquires 10% or more of BKF's common stock or commences a tender offer the consummation of which would result in ownership by a person or group of 10% or more of the common stock. Each Right will entitle stockholders to buy one share of the Company's common stock at an exercise price of $120.00.

            If a person or group acquires 10% or more of BKF's outstanding common stock, each Right will entitle its holder (other than such person or members of such group) to purchase, at the Right's then-current exercise price, a number of BKF's common shares having a market


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value of twice such price. In addition, if BKF is acquired in a merger or other business combination transaction after a person has acquired 10% or more of the Company's outstanding common stock, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value of twice such price. The acquiring person will not be entitled to exercise these Rights.

            Prior to the acquisition by a person or group of beneficial ownership of 10% or more of the Company's common stock, the Rights are redeemable for one cent per Right at the option of the Board of Directors.

            The dividend distribution will be made on June 18, 2001, payable to stockholders of record on that date, and is not taxable to stockholders. The Rights will expire on June 17, 2011.

            BKF's subsidiary, John A. Levin & Co., Inc., is a New York-based investment management firm founded in 1982, and had approximately $12.6 billion under management as of April 30, 2001, in a combination of U.S. equity value and alternative investment strategies. Clients include individuals, U.S. and foreign pension plans, college endowments, foundations, sub-advisory relationships through financial intermediaries, and registered and unregistered investment funds. BKF Capital Group, Inc. trades on the New York Stock Exchange under the symbol "BKF."


            This press release contains certain statements that are not historical facts, including statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," "intends," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on our current expectations and are susceptible to a number of risks, uncertainties and other factors, and our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the following: competition; the existence or absence of adverse publicity; changes in business strategy; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties referred to in this document and in our other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control. We will not undertake and specifically decline any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.


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